UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): May 18, 2010
ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code (972) 490-9600
Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
Annual Meeting of Stockholders
     (a) Ashford held its Annual Meeting of Stockholders on May 18, 2010.
     (b) Stockholders were asked to vote on two proposals: the election of directors and the ratification of Ernst & Young LLP as the Company’s auditors for 2010. Final votes regarding the election of seven directors for terms expiring at the 2011 annual meeting of stockholders are set forth below. Accordingly, each director nominee was elected for a one year term.

			ABSTENTIONS
			AND
			BROKER
	FOR	WITHHELD	NON-VOTES
Archie Bennett Jr.	42,718,462	2,000,977	7,745,018
Monty J. Bennett	42,719,120	2,000,319	7,745,018
Benjamin J. Ansell MD	35,796,332	8,923,107	7,745,018
Thomas E. Callahan	43,829,249	890,190	7,745,018
Martin L. Edelman	41,533,233	3,186,206	7,745,018
W. Michael Murphy	34,542,097	10,177,342	7,745,018
Phillip S. Payne	36,943,350	7,776,089	7,745,018
     Final votes on the ratification of the appointment of Ernst &Young LLP as independent auditors of Ashford to serve for the 2010 calendar year are set forth below. Accordingly, the appointment of Ernst & Young LLP was approved.

		ABSTENTIONS
		AND
		BROKER
FOR	AGAINST	NON-VOTES
50,951,615	1,369,276	143,566

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 19, 2010

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel